Exhibit 99.1


                                                           FOR IMMEDIATE RELEASE

Contact:
Lilly Donohue
Investor Relations
212-798-6118

              GLOBAL SIGNAL ANNOUNCES FOURTH QUARTER AND YEAR END
                     EARNINGS RELEASE AND CONFERENCE CALL

-------------------------------------------------------------------------------


SARASOTA, Fla., March 16, 2005 -- Global Signal Inc. (NYSE: GSL) today announced that it plans to release its fourth quarter and year end 2004 financial results March 17, 2005 before the open of the market. In connection with the earnings release, management will host an earnings conference call on Thursday, March 17, 2005 at 4:00 p.m. Eastern time. A copy of the earnings release and quarterly financial supplement will be posted to the Investors section of the Global Signal Inc. website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (877) 616-4483 ten minutes prior to the scheduled start and referencing the Global Signal Fourth Quarter 2004 Earnings Call.

A webcast of the conference call will be available to the public on a listen-only basis at http://www.gsignal.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for seven days following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 p.m. Eastern time on March 22, 2005 by dialing (800) 642-1687; please reference access code "4867785."

About Global Signal
Global Signal currently owns or manages over 4,000 wireless communications towers and other communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust for federal income tax purposes. For more information on Global Signal and to be added to our e-mail distribution list, please visit http://www.gsignal.com.